Exhibit 10.51

PLEDGE AGREEMENT

This Pledge Agreement (this "Agreement") is made and entered into as of October 5, 2001 by and between FRESH CHOICE, INC., a Delaware corporation ("Borrower") and MID-PENINSULA BANK, a California banking corporation, (“Bank”).

RECITALS

A.            Concurrently herewith, Bank is making a revolving line of credit loan to Borrower in the principal amount of Two Million and No/100 Dollars ($2,000,000.00) (the "Loan").  The Loan is evidenced by a promissory note (the "Note") and certain other terms and conditions pertaining to the Loan are set forth in a revolving loan agreement of even date herewith (“Loan Agreement”).

B.            On March 15, 2001, at Borrower’s request, Bank issued a letter of credit in the amount of $650,000.00 in favor of United States Fire Insurance Company (“$650,000.00 Letter of Credit”).  Bank has agreed to consider issuing additional letters of credit upon Borrower’s request on terms and conditions satisfactory to Bank during the term of the Loan (the $650,000.00 Letter of Credit and such other letters of credit are hereinafter referred to as the “Letters of Credit”). In addition, from time to time during the term of the Loan, Bank may, on terms and conditions satisfactory to Bank, make certain other advances of credit to, or for the benefit of, Borrower (“Credit Advances”).

B.            As a condition to Bank’s agreement to make the Loan to Borrower, to issue Letters of Credit and or make Credit Advances, Borrower has agreed to grant to Bank a security interest in all of its equipment and other assets.

C.            This Agreement confirms and sets forth certain terms and conditions of such pledge.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties agree as follows:

1.             Defined Terms.

(a)           Capitalized terms in this Agreement shall have the meanings ascribed to them in the Loan Agreement unless a contrary intention clearly appears.

(b)           As used in this Agreement, the following terms shall have the following meanings:

(i)            "Collateral" shall mean all accounts, goods, fixtures, contract rights, general intangibles, inventory, equipment, documents, instruments, chattel paper, fixtures, investment property, money and deposit accounts, wherever located, all proceeds thereof (including insurance, general intangibles and accounts proceeds), together with all equipment and personal property used by Borrower in connection with the operation of its restaurants now existing and hereinafter existing during the term of the Note  located in California.  Notwithstanding any other provision of any of the Loan Documents, the grant of the security interest provided for herein shall not extend to, and the term “Collateral” shall not include, any property rights or licenses to the extent that the grant of a security interest therein, or an assignment thereof, would be contrary to applicable law or is prohibited by or would constitute a default under any agreement or document governing such property (but only to the extent that such prohibition is enforceable under applicable law).

2.             Grant of Security Interest.  As security for Borrower's obligations and agreements hereunder and under the Note and Loan Agreement, Borrower’s obligation to repay amounts drawn against the Letters of Credit and Borrower’s obligation to repay Credit Advances made and outstanding during the term of the Note (collectively, the "Obligations"), whether now existing or hereafter arising, Borrower hereby grants to Bank a security interest in all of the Collateral.

3.             Representations and Warranties. The representations and warranties made by the Borrower pursuant to the Loan Agreement are incorporated herein by this reference, and the following additional representations and warranties shall be deemed made by it hereunder as of the date hereof and as of the date of each Advance under the Loan Agreement:

(a)           The execution and performance of this Agreement by Borrower has been duly authorized by all necessary corporate action and this Pledge Agreement is fully binding upon and enforceable against Borrower except as limited by bankruptcy, insolvency or similar laws.

(b)           Borrower is and will be the owner and holder of the Collateral free and clear of any lien, charge, or encumbrance of any nature whatsoever (other than Permitted Liens, as defined in the Loan Agreement), and Borrower's assignment of a security interest in the Collateral to the Bank affords and will afford the Bank a first lien security interest in the Collateral.  Notwithstanding the foregoing, Borrower shall be entitled to grant first priority security interests in the Collateral in favor of other lenders or lessors providing “purchase money” or "vendor" financing.

4.             Authority of Bank.  During the term of this Agreement, from and after the occurrence of an Event of Default hereunder or under the Note or Loan Agreement, and during the continuance thereof Bank shall be entitled to:

(a)           Inspect, assemble and retain possession and custody of the Collateral and all proceeds thereof and may hold the same directly or by such agents or nominees as it shall select and to apply the proceeds thereof to the Obligations in such order as Bank shall determine, including, but not limited to, Bank’s reasonable attorney fees and costs.

(b)           In the name, place and stead of the Borrower, to execute assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral; to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Collateral and otherwise to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral; and to execute any and all such other documents and instruments, and do any and all such acts and things as the Bank may deem necessary or desirable to protect, collect, realize upon and preserve the Collateral, to enforce the Bank's rights with respect to the Collateral and to accomplish the purposes of this Agreement; provided, however, that the parties hereto acknowledge and agree that beyond the exercise of reasonable care to assure the safe custody of the Collateral that may be held by the Bank hereunder and the accounting for moneys actually received by the Bank with respect thereto, the Bank shall not have any duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

5.             Default by Borrower.  In the event of any default by Borrower in the performance of all or any of the Obligations, including but not limited to, an Event of Default under the Loan Agreement, and after the expiration of any applicable cure periods and unless and until such default or Event of Default has been waived, (“Event of Default”) Bank shall be entitled to:

(a)           Exercise any and all rights of a secured party under the California Uniform Commercial Code, including but not limited to the right to immediately sell or otherwise dispose of the Collateral in a commercially reasonable manner.  Sale of the Collateral may be made by such reasonable means as the Bank in its sole discretion may choose and upon consummation of such sale Bank shall be entitled to transfer the Collateral to the purchaser, free and clear of any claim or interest of Borrower whatsoever; provided that Bank shall act in a commercially reasonable manner.  Notwithstanding the foregoing, or any other provision of the Loan Documents, Bank shall not exercise dominion or control over, or deliver to any depository bank or securities intermediary any notice of exercise of control over, Borrower’s deposit or investment accounts unless an Event of Default exists;

(b)           After prior written notice to Borrower, to vote and to give consents, ratifications and waivers with respect to the Collateral and to exercise all rights, privileges or options pertaining to the Collateral, as if the Bank were the absolute owner thereof; provided that the Bank shall have no duty to exercise any of the foregoing rights afforded to it or ascertaining the existence of such rights and shall not be responsible to the Borrower or any other Person for any failure to do so or delay in doing so.  As used herein, "Person" means any individual, corporation, partnership, association, trust, or other entity, and any trustee, or governmental agency or authority; and

(c)           (i) To the extent that any of the Obligations may be contingent, unmatured or unliquidated at such time as there may exist an Event of Default (A) to retain any and all Collateral and the proceeds thereof, including any such funds that are the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof), until such time as the Bank may elect to apply such funds to the Obligations, and the Borrower agrees that such retention of such funds by the Bank shall not be deemed strict foreclosure with respect thereto; (B) in any manner elected by the Bank, to estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (C) otherwise to proceed in any manner permitted by applicable law; and (ii) subject to clause (i), to apply the cash funds, including proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, in the following manner, except as otherwise required by law:  (A) first, to the portion of the Obligations attributable to the expenses of sale costs of any action and any other sums for which the Borrower is obligated to pay or reimburse the Bank (including the reasonable fees and costs of internal and external legal counsel); and (B) second, to all other Obligations in any order and proportions as the Bank, in its sole discretion, may choose.  Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to the Borrower or otherwise disposed of in accordance with the California Uniform Commercial Code or other applicable law.

6.             Certain Waivers.  The Borrower waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder (if any), and all rights, if any, of marshaling of the Collateral; (b) any right to require the Bank (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Obligations, (iii) to pursue any remedy in the Bank's power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any of the Collateral; and (c) all claims, damages and demands against the Bank arising out of the repossession, retention, sale or application of any Collateral or of the proceeds of any sale or other disposition of the Collateral other than those arising from the Bank's negligence or willful misconduct.

7.             Financing Statement. The Borrower shall execute and deliver to the Bank all financing statements, continuation financing statements, termination statements, notices, and all other documents, agreements and instruments (the "Financing Statements") that the Bank may request, in form satisfactory to the Bank, and the Borrower hereby agrees to, and authorizes the Bank to, take such other steps as shall be requested by the Bank to perfect and continue perfected, maintain the priority of or provide notice of the pledge of and security of this Agreement.  Without limiting the generality of the foregoing, the Bank shall mark its records to reflect that the Collateral is subject to the security interest of the Bank.

8.             Continuing Collateralization and Security Interest.  Until all of the Obligations shall have been satisfied in full and this Agreement shall have terminated, all the cash proceeds actually received from the sale or other disposition or collection of any Collateral, and any other amounts of the Collateral the application of which is not otherwise provided for herein, shall continue to collateralize the Obligations that have not yet been fully performed and satisfied.  The Borrower shall remain liable to the Bank for any deficiency which exists after the application of the Collateral and the proceeds of any sale or other disposition or collection of Collateral.  The Borrower agrees that this Agreement shall create a continuing security interest in and pledge of the Collateral.  The Borrower will not create, incur or permit to exist any other liens or encumbrances upon or with respect to the Collateral except Permitted Liens.

9.             Remedies.  Bank's exercise of any of its rights under Section 5 of this Agreement shall not be deemed an exclusive remedy of the Bank upon the occurrence of any Event of Default of Borrower and Bank shall be free to pursue such additional remedies at law or in equity as shall render it whole from any such Event of Default.

10.           Attorney-in-Fact.  For the purpose of enabling the Bank to exercise its rights under this Agreement, the Borrower hereby irrevocably appoints Bank its attorney-in-fact with full power and authority to, upon the occurrence of an Event of Default, (i) sign any Financing Statements that must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the pledge of and security interest in the Collateral, (ii) so long as any Event of Default exists, make any deposit or withdrawal or order any transfer of funds, (iii) so long as any Event of Default exists, collect any Collateral, execute any notice, assignment, endorsement or other instrument or documents, and any and all acts and things for and on behalf of the Borrower, which the Bank may deem necessary or desirable to protect, collect, realize upon and preserve the Collateral, to enforce the Bank's rights with respect to the Collateral and to accomplish the purposes of this Agreement, and (iv) so long as any Event of Default exists, execute such endorsements, assignments and instruments as may be necessary or expedient in effecting transfer of title upon such sale of all or any portion of the Collateral.

11.           Notices.  Any notices required to be provided in carrying out the terms of this Agreement shall be deemed sufficiently delivered when given as provided in the Loan Agreement.

12.           Return of Collateral.  Upon final repayment in full by Borrower of the Loan and full performance of the Obligations and Borrower's obligations hereunder, Bank shall promptly return all Collateral in Bank's possession to Borrower and, at Borrower's sole cost and expense, cause the security interest granted to Bank hereunder to be released and terminated.

13.           Governing Law.  This Agreement shall be construed under the law of the State of California.

14.           Attorneys' Fees.  In the event of any dispute, arbitration or litigation between the parties involving this Agreement or the Loan Agreement, or the subject matter hereof or thereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred in connection with such litigation, including but not limited to attorneys' fees incurred in any appellate proceeding, proceeding under the bankruptcy code or receivership and the enforcement of any judgment relating hereto.

15.           Modification of Agreement.  This Agreement may be supplemented, amended or modified only by the mutual agreement of the parties.  No supplement, amendment or modification of this Agreement shall be binding unless it is in writing and signed by both Bank and Borrower.

16.   Insurance.  Borrower share procure and maintain all risks insurance, including without limitation, fire, theft and liability coverage together with such other insurance as Bank may reasonably require with respect to the Collateral pursuant to the terms of the Loan Agreement, and shall also obtain appropriate certificates thereto naming Bank as a loss payee.

17.   Landlord Consents.  From and after the date hereof, Borrower shall use its commercially reasonable best efforts to obtain Landlord Consents in a form approved by

Bank executed by Borrower and the landlords under the leases of the premises described in Exhibit A hereto.

Executed as of October 5, 2001.

FRESH CHOICE, INC., a Delaware corporation		MID-PENINSULA BANK, a California banking corporation

By:	/S/ David E. Pertl	By:	/S/ Jonas H. Stafford
Jonas H. Stafford, Senior Vice President
Its:	Senior Vice President and CFO